Exhibit 99.1

Investor Contact
Ken Diptee
Executive Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Lucy Neugart and Samantha Verdile
Sard Verbinnen & Co.
415-618-8750

DineEquity, Inc. Reports Solid Second Quarter Results

Company Completes Refranchising with Announcement of Final Sale;

G&A Restructuring to Drive Significant Cost Savings

GLENDALE, Calif., July 31, 2012 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced financial results for the second quarter of 2012.

“During the second quarter, we executed on our disciplined strategy to drive earnings growth, generate free cash flow, and refranchise Applebee’s company-operated restaurants. I am excited about the Company’s new chapter as we complete the refranchising initiative started over four years ago and adjust our cost structure to support our new business model. Pending closures of the previously announced final three deals, we will have successfully completed the transition to a 99% franchised restaurant system,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  “I am proud of our achievements since acquiring Applebee’s in 2007.  We have revitalized the brand, reduced total debt by approximately $800 million, generated roughly $487 million in free cash flow, and will exceed our $50 million target in G&A savings.”

Second Quarter 2012 Financial Highlights

•                  Adjusted net income available to common stockholders was $19.1 million, representing adjusted earnings per diluted share of $1.06 for 2012. This compares to $16.6 million, or adjusted earnings per diluted share of $0.90, for the same quarter in 2011, an increase of 18%. The increase in adjusted earnings was due to lower cash interest expense and lower general and administrative expenses, partially offset by lower segment profit due to the write-off of certain rental segment receivables. (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $15.9 million, or earnings per diluted share of $0.88 for 2012 compared to a net loss of $284,000, or loss per diluted share of $0.02 for the same quarter in 2011.  The increase was primarily due to lower impairment and closure charges and lower interest expense. These items were partially offset by higher income tax expense and lower segment profit due to the write-off of certain rental segment receivables.

•                  Consolidated general and administrative expenses were $37.2 million compared to $38.5 million in the second quarter of 2011.  The decrease was primarily due to lower personnel costs and lower professional services expenses, partially offset by higher occupancy costs.

•                  Applebee’s company-operated restaurant operating margin was 16.9% in 2012 compared to 13.4% for the same quarter in 2011, an increase of 350 basis points.  The increase was primarily due to a higher average guest check, less depreciation expense, improved control of waste, and the refranchising of lower margin company-operated restaurants.  These items were partially offset by commodities inflation.

First Six Months of 2012 Highlights

•                  Adjusted net income available to common stockholders was $43.8 million, representing adjusted earnings per diluted share of $2.41. This compares to $42.7 million, or adjusted earnings per diluted share of $2.33, for the same period in 2011, an increase of 3%. The increase in adjusted earnings was due to lower cash interest expense, partially offset by lower segment profit due to refranchising and the write-off of certain rental segment receivables as well as higher income taxes. (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $45.8 million, or earnings per diluted share of $2.52, compared to $27.9 million, or earnings per diluted share of $1.53 for the same period in 2011.  The increase was primarily due to lower impairment and closure charges, lower interest expense, and the reduced impact from debt extinguishment and debt modification costs.  These items were partially offset by higher income taxes, lower segment profit due to refranchising and the write-off of certain rental segment receivables.

•                  EBITDA was $162.4 million for the first six months of 2012. (See “Non-GAAP Financial Measures” below.)

•                  For the first six months of 2012, cash flows from operating activities were $36.4 million, capital expenditures were $10.7 million, and free cash flow was $32.3 million.  (See “Non-GAAP Financial Measures” below.)

•                  Total debt was reduced by $88.3 million in the first six months of 2012 as a result of net cash proceeds and financing obligation reductions from the refranchise and sale of Applebee’s company-operated restaurants and free cash flow.  The Company reduced Term Loan balances by $68.6 million, Senior Notes by $4.0 million, and financing and capital lease obligations by $15.7 million.

•                  Applebee’s company-operated restaurant operating margin was 17.3% for the first six months of 2012 compared to 14.5% for the same period in 2011.  The increase of 280 basis points was primarily due to higher same restaurant sales, improved control of waste, less depreciation expense, and the refranchising of lower margin company-operated restaurants, partially offset by commodities inflation, changes in product mix, higher labor expense, and incremental local advertising.

Refranchise and Sale of Applebee’s Company-Operated Restaurants

On May 1, 2012, DineEquity announced that it entered into an asset purchase agreement with Potomac Family Dining Group, LLC for the sale of 39 Applebee’s company-operated restaurants located in Virginia.

On May 29, 2012, DineEquity announced that it entered into an asset purchase agreement with American Franchise Capital, LLC for the sale of 33 Applebee’s company-operated restaurants located primarily in Missouri and Indiana.

On July 25, 2012, DineEquity announced that it entered into an asset purchase agreement with TSFR Apple Venture, LLC for the sale of 65 Applebee’s company-operated restaurants located in Michigan.

The Company anticipates closing all of these transactions during the third and early fourth quarters of 2012.  Upon the closing of all three pending transactions, the Company expects to provide revised fiscal 2012 financial guidance by the early fourth quarter of 2012.

Reduction in General and Administrative Expenses

With the expected closures of the three pending transactions, under the timing discussed above, the Company will have completed its Applebee’s company-operated restaurant refranchising initiative.  The cost reductions arising directly from these transactions will drive annual general and administrative (G&A) savings.

In addition, the Company is executing a comprehensive restructuring of G&A expenses, identifying further cost reductions. These combined actions will result in the reduction of an estimated 100 positions and are expected to generate approximately $10 million to $12 million in annualized G&A savings.

During the third quarter, severance costs associated with the Company’s G&A reductions will be approximately $4 million. These severance costs will be partially offset by an estimated third quarter G&A savings of $2.5 million. While the exact amounts and timing are unclear due to the closures of the three refranchising transactions, the Company expects to begin to realize net savings in the fourth quarter of 2012.

DineEquity’s disciplined approach to G&A management will allow it to adjust the Company’s cost structure to support its new business model and maximize its shared services, while further committing to service excellence for franchisees and guests.

Same-Restaurant Sales Performance

Second Quarter 2012

•                  Applebee’s domestic system-wide same-restaurant sales increased 0.7% for the second quarter of 2012 compared to the second quarter of 2011.  The increase in same-restaurant sales reflected a higher average guest check, partially offset by a decline in traffic compared to the second quarter of 2011.

•                  IHOP’s domestic system-wide same restaurant sales decreased 1.4% for the second quarter of 2012 compared to the second quarter of 2011.  The decline in same-restaurant sales reflected a decline in traffic, partially offset by a higher average guest check compared to the second quarter of 2011.

First Six Months of 2012

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.0% in the first six months of 2012 compared to the same period in 2011.  The increase in same-restaurant sales was mainly driven by a higher average guest check, partially offset by a decline in traffic compared to the first six months of 2011.

•                  IHOP’s domestic system-wide same-restaurant sales declined 0.9% in the first six months of 2012 compared to the same period in 2011.  The decline in same-restaurant sales reflected a decline in traffic, partially offset by a higher average guest check compared to the first six months of 2011.

Investor Conference Call Today

The Company will host an investor conference call today (Tuesday, July 31, 2012, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time) to discuss its second quarter results.  To participate on the call, please dial (888) 713-4199 and reference pass code 65517001.  International callers, please dial (617) 213-4861 and reference pass code 65517001. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PACB7J7QG

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on August 7, 2012 by dialing (888) 286-8010 and referencing pass code 68281826.  International callers, please dial (617) 801-6888 and reference pass code 68281826.  An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,500 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; our dependence upon our franchisees; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; third-party claims with respect to intellectual property assets; heavy dependence on information technology; failure to protect the integrity and security of individually identifiable information; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any gain or loss related to the disposition of assets and any income tax impact of operational restructuring incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period is defined as income before income taxes less interest expense, loss on retirement of debt, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less dividends paid and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term notes receivable, and the funding of operating activities, capital expenditures and preferred dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Segment Revenues:
Franchise revenues	$102,459	$98,551	$210,868	$203,103
Company restaurant sales	93,802	134,634	194,687	289,337
Rental revenues	29,171	31,624	61,176	63,840
Financing revenues	3,959	3,529	8,242	12,258
Total segment revenues	229,391	268,338	474,973	568,538
Segment Expenses:
Franchise expenses	26,346	26,207	53,978	53,650
Company restaurant expenses	79,574	117,279	163,757	249,045
Rental expenses	24,301	24,566	48,838	49,213
Financing expenses	916	1	1,571	5,576
Total segment expenses	131,137	168,053	268,144	357,484
Gross segment profit	98,254	100,285	206,829	211,054
General and administrative expenses	37,239	38,450	76,871	76,419
Interest expense	29,650	32,867	59,871	69,173
Impairment and closure charges	122	21,816	844	26,754
Amortization of intangible assets	3,075	3,075	6,150	6,150
Loss (gain) on disposition of assets	741	1,291	(15,992)	(22,463)
Loss on extinguishment of debt	—	939	2,611	7,885
Debt modification costs	—	10	—	4,124
Income before income taxes	27,427	1,837	76,474	43,012
Provision for income taxes	(10,489)	(1,489)	(28,192)	(12,965)
Net income	$16,938	$348	$48,282	$30,047

Net income available to common stockholders:
Net income	$16,938	$348	$48,282	$30,047
Less: Accretion of Series B preferred stock	(677)	(639)	(1,345)	(1,268)

Less: Net income allocated to unvested participating restricted stock	(388)	7	(1,169)	(846)
Net income available to common stockholders	$15,873	$(284)	$45,768	$27,933
Net income available to common stockholders per share:
Basic	$0.89	$(0.02)	$2.57	$1.56
Diluted	$0.88	$(0.02)	$2.52	$1.53
Weighted average shares outstanding:
Basic	17,890	18,072	17,786	17,884
Diluted	18,138	18,072	18,731	18,280

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,371	$60,691
Receivables, net	77,873	115,667
Inventories	12,056	12,031
Prepaid income taxes	5,721	13,922
Prepaid gift cards	29,352	36,643
Deferred income taxes	24,984	20,579
Assets held for sale	27,648	9,363
Other current assets	21,170	8,051
Total current assets	231,175	276,947
Long-term receivables	219,425	226,526
Property and equipment, net	435,582	474,154
Goodwill	697,470	697,470
Other intangible assets, net	815,577	822,361
Other assets, net	114,718	116,836
Total assets	$2,513,947	$2,614,294
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$7,420	$7,420
Accounts payable	28,532	29,013
Accrued employee compensation and benefits	19,106	26,191
Gift card liability	91,266	146,955
Accrued interest payable	12,437	12,537
Current maturities of capital lease and financing obligations	14,154	13,480
Other accrued expenses	23,431	22,048
Total current liabilities	196,346	257,644
Long-term debt, less current maturities	1,338,819	1,411,448
Financing obligations, less current maturities	151,638	162,658
Capital lease obligations, less current maturities	129,070	134,407
Deferred income taxes	372,246	383,810
Other liabilities	109,185	109,107
Total liabilities	2,297,304	2,459,074
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, Series B, at accreted value, shares:10,000,000 authorized; 35,000 issued; June 30, 2012 and December 31, 2011 - 34,900 outstanding	45,853	44,508

Common stock, $.01 par value, shares: 40,000,000 authorized; June 30, 2012 - 24,636,137 issued, 18,326,803 outstanding; December 31, 2011 - 24,658,985 issued,18,060,206 outstanding	246	247
Additional paid-in-capital	209,737	205,663
Retained earnings	243,806	196,869
Accumulated other comprehensive loss	(155)	(294)

Treasury stock, at cost; shares: June 30, 2012 - 6,309,334; December 31, 2011 - 6,598,779	(282,844)	(291,773)
Total stockholders’ equity	216,643	155,220
Total liabilities and stockholders’ equity	$2,513,947	$2,614,294

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	June 30,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$48,282	$30,047
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	20,956	26,339
Non-cash interest expense	3,045	2,988
Loss on extinguishment of debt	2,611	7,885
Impairment and closure charges	571	26,540
Deferred income taxes	(15,969)	(2,592)
Non-cash stock-based compensation expense	6,573	5,063
Tax benefit from stock-based compensation	4,653	6,021
Excess tax benefit from stock options exercised	(2,820)	(5,687)
Gain on disposition of assets	(15,992)	(22,463)
Other	894	116
Changes in operating assets and liabilities:
Receivables	38,598	26,337
Inventories	(325)	(1,053)
Prepaid expenses	(2,058)	4,067
Current income tax receivables and payables	7,414	22,052
Accounts payable	69	(8,042)
Accrued employee compensation and benefits	(7,084)	(10,955)
Gift card liability	(55,690)	(49,183)
Other accrued expenses	2,628	(9,292)
Cash flows provided by operating activities	36,356	48,188
Cash flows from investing activities:
Additions to property and equipment	(10,650)	(13,510)
Proceeds from sale of property and equipment and assets held for sale	21,500	55,494
Principal receipts from notes, equipment contracts and other long-term receivables	6,577	7,055
Other	(760)	(574)
Cash flows provided by investing activities	16,667	48,465
Cash flows from financing activities:
Borrowings under revolving credit facilities	35,000	25,000
Repayments under revolving credit facilities	(35,000)	(25,000)
Repayment of long-term debt (including premiums)	(76,037)	(153,437)
Principal payments on capital lease and financing obligations	(6,125)	(6,764)
Payment of debt modification and issuance costs	—	(12,316)
Repurchase of restricted stock	(1,344)	(4,742)
Proceeds from stock options exercised	3,120	6,240
Excess tax benefit from share-based compensation	2,820	5,687
Change in restricted cash	(3,777)	1,492
Other	—	(600)
Cash flows used in financing activities	(81,343)	(164,440)
Net change in cash and cash equivalents	(28,320)	(67,787)
Cash and cash equivalents at beginning of year	60,691	102,309
Cash and cash equivalents at end of year	$32,371	$34,522

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding impairment and closure charges, loss on extinguishment of debt, amortization of intangible assets, non-cash interest expense, debt modification costs, gain on disposition of assets, net of taxes, and related per share data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income/(loss) available to common stockholders, as reported	$15,873	$(284)	$45,768	$27,933
Impairment and closure charges	122	21,823	844	26,540
Loss on extinguishment of debt	—	939	2,611	7,885
Amortization of intangible assets	3,075	3,075	6,150	6,150
Non-cash interest expense	1,516	1,571	3,045	2,988
Debt modification costs	—	10	—	4,124
Loss (gain) on disposition of assets	741	1,291	(15,992)	(22,463)
Income tax benefit	(2,107)	(11,426)	1,291	(10,039)
Net income allocated to unvested participating restricted stock	(80)	(437)	52	(446)
Net income available to common stockholders, as adjusted	$19,140	$16,562	$43,769	$42,672

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.88	$(0.02)	$2.52	$1.53
Impairment and closure charges	0.01	0.72	0.03	0.84
Loss on extinguishment of debt	—	0.03	0.08	0.25
Amortization of intangible assets	0.10	0.10	0.20	0.20
Non-cash interest expense	0.05	0.05	0.10	0.10
Debt modification costs	—	0.00	—	0.13
Loss (gain) on disposition of assets	0.02	0.04	(0.51)	(0.72)
Net income allocated to unvested participating restricted stock	0.00	(0.02)	0.00	0.02
Change due to increase in net income	—	—	(0.01)	(0.02)
Diluted net income available to common stockholders per share, as adjusted	$1.06	$0.90	$2.41	$2.33

Numerator for basic EPS-income available to common stockholders, as adjusted	$19,140	$16,562	$43,769	$42,672
Effect of unvested participating restricted stock using the two-class method	23	7	55	66
Effect of dilutive securities:
Convertible Series B preferred stock	677	—	1,345	1,268
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$19,840	$16,569	$45,169	$44,006

Denominator for basic EPS-weighted-average shares	17,890	18,072	17,786	17,884
Effect of dilutive securities:
Stock options	247	341	281	396
Convertible Series B preferred stock	663	—	663	624
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,800	18,413	18,730	18,904

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Six Months Ended	Twelve Months Ended
	June 30, 2012
U.S. GAAP income before income taxes	$76,474	$138,460
Interest charges	68,751	141,386
Loss on extinguishment of debt	2,611	5,885
Depreciation and amortization	20,956	44,837
Non-cash stock-based compensation	6,573	11,002
Impairment and closure charges	—	3,110
Other	2,979	4,833
Gain on sale of assets	(15,992)	(36,783)
EBITDA	$162,352	$312,730

Reconciliation of the Company’s cash provided by operating activities to free cash flow:

	Six Months Ended June 30,
	2012	2011
Cash flows provided by operating activities	$36,356	$48,188
Principal receipts from notes, equipment contracts and other long-term receivables	6,577	7,055
Additions to property and equipment	(10,650)	(13,510)
Free cash flow	$32,283	$41,733

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three Months Ended June 30, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$46,229	$56,230	$93,802	$29,171	$3,959	$229,391
Expense	1,162	25,184	79,574	24,301	916	131,137
Gross segment profit	45,067	31,046	14,228	4,870	3,043	98,254
Plus:
Depreciation/amortization	2,493	—	2,285	3,449	—	8,227
Interest charges	—	—	95	4,292	—	4,387
Segment EBITDA	$47,560	$31,046	$16,608	$12,611	$3,043	$110,868

	Three Months Ended June 30, 2011
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$42,866	$55,685	$134,634	$31,624	$3,529	$268,338
Expense	951	25,256	117,279	24,566	1	168,053
Gross segment profit	41,915	30,429	17,355	7,058	3,528	100,285
Plus:
Depreciation/amortization	2,620	—	4,563	3,507	—	10,690
Interest charges	—	—	129	4,532	—	4,661
Segment EBITDA	$44,535	$30,429	$22,047	$15,097	$3,528	$115,636

	Six Months Ended June 30, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$93,769	$117,099	$194,687	$61,176	$8,242	$474,973
Expense	1,946	52,032	163,757	48,838	1,571	268,144
Gross segment profit	91,823	65,067	30,930	12,338	6,671	206,829
Plus:
Depreciation/amortization	4,938	—	4,709	6,909	—	16,556
Interest charges	—	—	192	8,646	—	8,838
Segment EBITDA	$96,761	$65,067	$35,831	$27,893	$6,671	$232,223

	Six Months Ended June 30, 2011
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$88,161	$114,942	$289,337	$63,840	$12,258	$568,538
Expense	1,596	52,054	249,045	49,213	5,576	357,484
Gross segment profit	86,565	62,888	40,292	14,627	6,682	211,054
Plus:
Depreciation/amortization	5,077	—	9,488	7,056	—	21,621
Interest charges	—	—	277	9,166	—	9,443
Segment EBITDA	$91,642	$62,888	$50,057	$30,849	$6,682	$242,118

Restaurant Data

The following table sets forth, for the three and six months ended June 30, 2012 and 2011, the number of effective restaurants in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. “Effective restaurants” are the number of restaurants in a given period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company, as well as those owned by franchisees and area licensees. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, as well as rental payments under leases that are usually based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)
Applebee’s Restaurant Data
Effective restaurants(a)
Franchise	1,859	1,767	1,857	1,753
Company	160	244	161	257
Total	2,019	2,011	2,018	2,010
System-wide(b)
Sales percentage change(c)	1.2%	3.8%	1.4%	4.1%
Domestic same-restaurant sales percentage change(d)	0.7%	3.1%	1.0%	3.5%
Franchise(b)(f)
Sales percentage change(c)	5.5%	13.5%	6.4%	13.3%
Domestic same-restaurant sales percentage change(d)	0.5%	3.5%	0.8%	3.9%
Average weekly domestic unit sales (in thousands)	$46.9	$46.8	$48.5	$48.5
Company (f)
Sales percentage change(c)	(31.8)%	(36.9)%	(34.2)%	(34.1)%
Same-restaurant sales percentage change(d)	3.1%	0.7%	3.5%	0.7%
Average weekly domestic unit sales (in thousands)	$42.7	$41.1	$43.9	$41.8

IHOP Restaurant Data
Effective restaurants(a)
Franchise	1,377	1,339	1,375	1,334
Area license	164	163	164	164
Company	14	10	13	10
Total	1,555	1,512	1,552	1,508
System-wide(b)
Sales percentage change(c)	1.9%	1.1%	2.4%	1.2%
Domestic same-restaurant sales percentage change(d)	(1.4)%	(2.9)%	(0.9)%	(2.8)%
Franchise(b)
Sales percentage change(c)	1.7%	0.9%	2.2%	1.2%
Domestic same-restaurant sales percentage change(d)	(1.3)%	(2.8)%	(0.8)%	(2.8)%
Average weekly domestic unit sales (in thousands)	$33.8	$34.2	$34.4	$34.7

Company (e)	n/a	n/a	n/a	n/a

Area License(b)
Sales percentage change(c)	3.2%	3.0%	3.3%	1.6%

(a)          “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Applebee’s domestic franchise restaurant sales, IHOP franchise restaurant sales and IHOP area license restaurant sales for the three and six months ended June 30, 2012 and 2011 were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,042.5	$987.7	$2,154.0	$2,024.5
IHOP franchise restaurant sales	$604.8	$594.8	$1,229.8	$1,202.8
IHOP area license restaurant sales	$58.5	$56.6	$120.8	$116.9

(c)   “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)   “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP restaurants located in Florida.

(e)   Sales percentage change and same-restaurant sales percentage change for IHOP company-operated restaurants are not applicable (“n/a”) due to the relatively small number and test-market nature of the restaurants, along with the periodic inclusion of restaurants reacquired from franchisees that are temporarily operated by the Company.

(f)   The sales percentage change for the three and six months ended June 30, 2012 and 2011 for Applebee’s franchise and company-operated restaurants was impacted by the refranchising of 17 company-operated restaurants in 2012 and 132 company-operated restaurants during 2011.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,021	2,011	2,019	2,010
New openings
Franchise	3	5	9	8
Total new openings	3	5	9	8
Closings
Franchise	(6)	(4)	(10)	(6)
Total closings	(6)	(4)	(10)	(6)
End of period	2,018	2,012	2,018	2,012
Summary - end of period:
Franchise	1,858	1,768	1,858	1,768
Company	160	244	160	244
Total	2,018	2,012	2,018	2,012

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,554	1,513	1,550	1,504
New openings:
Company-developed	—	—	—	—
Franchisee-developed	5	12	15	23
Area license	1	—	1	2
Total new openings	6	12	16	25
Closings:
Franchise	(2)	—	(7)	(3)
Area license	(1)	(3)	(2)	(4)
Total closings	(3)	(3)	(9)	(7)
End of period	1,557	1,522	1,557	1,522
Summary-end of period
Franchise	1,375	1,349	1,375	1,349
Area license	165	162	165	162
Company	17	11	17	11
Total	1,557	1,522	1,557	1,522